Exhibit 99.1

NEWS RELEASE

Victory Capital Reports Strong First Quarter Results

First-Quarter Highlights

•
Total Client Assets of $171.4 billion
•
Long-term gross flows of $9.3 billion
•
Long-term net flows of ($1.2) billion
•
GAAP operating margin of 42.3%
•
GAAP net income per diluted share of $0.96
•
Adjusted EBITDA margin of 53.0%
•
Adjusted net income with tax benefit per diluted share of $1.36
•
Board authorizes increase in regular quarterly cash dividend to $0.49

San Antonio, Texas, May 8, 2025 — Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or “the Company”) today reported financial results for the quarter ended March 31, 2025.

“We are off to a good start in 2025 with positive momentum in a number of important areas of our business,” said David Brown, Chairman and Chief Executive Officer. “First-quarter financial results came in strong with year-over-year increases in revenue, Adjusted EBITDA, Adjusted EBITDA margin, and earnings per share. Gross sales increased more than 41% from the fourth quarter of 2024, reaching the highest level in three years and net long-term flows improved for the second consecutive quarter.

“Our operating platform, coupled with excellent execution, lets us effectively manage through volatile market environments while maintaining strong margins. This allows us to remain focused on growth and capitalize on opportunities that arise during periods of market dislocation.

“We were pleased to have successfully closed on our multi-faceted transaction with Amundi on April 1. In addition to the increase in size and scale of our business, we have better diversification across numerous areas of our business including asset classes, investment vehicles, and geographies. Furthermore, our US distribution presence has been substantially enhanced allowing us to provide better coverage across both the intermediary and institutional channels. We are also excited about the new client opportunities that the distribution agreement with Amundi will bring us outside the US. Lastly, with an enhanced balance sheet post-closing, we have even more financial flexibility to pursue strategic growth opportunities.

“Investment performance remained strong during the first quarter, with 64%, 65%, and 79% of our AUM outperforming benchmarks over the respective 3-, 5-, and 10-year periods, ending March 31. In addition, at quarter end, more than two-thirds of our Mutual Fund and ETF AUM were rated 4- or 5-stars by Morningstar.

“Our allocation of capital remains focused on strategic growth and enhancing efficiencies. We will also continue to return excess capital to shareholders via share repurchases and dividends. Yesterday, the Board declared an increase in the quarterly cash dividend to a record high of $0.49 per share, which will be payable on June 25, 2025, to holders of record on June 10.

“As always, we continue to focus on serving our clients, which is our top priority.”

Total Client Assets includes Total AUM and Other Assets. Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes Other Assets.

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

The table below presents total AUM and certain GAAP and non-GAAP (“adjusted”) financial results. Due to rounding, total AUM values and other amounts in this press release may not add up precisely to the totals provided.

(in millions except per share amounts or as otherwise noted)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Assets Under Management[1]
Ending	$167,468	$171,930	$170,342
Average	173,789	175,741	163,533

AUM Long-term Flows[2]
Long-term Gross	$9,309	$6,615	$6,952
Long-term Net	(1,205)	(1,729)	(1,028)

AUM Money Market/Short-term Flows
Money Market / Short-term Gross	$177	$178	$236
Money Market / Short-term Net	(44)	(140)	(99)

AUM Total Flows
Total Gross	$9,486	$6,793	$7,187
Total Net	(1,249)	(1,870)	(1,127)

Consolidated Financial Results (GAAP)
Revenue	$219.6	$232.4	$215.9
AUM revenue realization (in bps)	51.2	52.5	53.0
Operating expenses	126.7	120.6	131.0
Income from operations	92.9	111.7	84.8
Operating margin	42.3%	48.1%	39.3%
Net income	62.0	76.9	55.7
Earnings per diluted share	$0.96	$1.17	$0.84
Cash flow from operations	81.1	91.8	68.7
Adjusted Performance Results (Non-GAAP)[3]
Adjusted EBITDA	$116.4	$125.5	$112.4
Adjusted EBITDA margin	53.0%	54.0%	52.1%
Adjusted net income	78.0	85.0	72.6
Tax benefit of goodwill and acquired intangible assets	10.1	10.1	9.7
Adjusted net income with tax benefit	88.1	95.1	82.3
Adjusted net income with tax benefit per diluted share	$1.36	$1.45	$1.25

1 Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

2 Long-term AUM is defined as total AUM excluding Money Market and Short-term assets.

3 The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

AUM, Flows and Investment Performance

At March 31, 2025, Victory Capital had total client assets of $171.4 billion, assets under management of $167.5 billion, and other assets of $4.0 billion. Total AUM decreased by $4.5 billion to $167.5 billion at March 31, 2025, compared with $171.9 billion at December 31, 2024. The decrease was due to negative market action of $3.2 billion and net outflows of $1.2 billion. Total gross flows for the first quarter were $9.5 billion, including long-term gross flows of $9.3 billion.

As of March 31, 2025, Victory Capital offered 125 investment strategies through its 12 autonomous Investment Franchises and Solutions Platform. The table below presents outperformance against benchmarks by AUM as of March 31, 2025.

Percentage of AUM Outperforming Benchmark
Trailing	Trailing	Trailing	Trailing
1-Year	3-Years	5-Years	10-Years
47%	64%	65%	79%

First Quarter 2025 Compared with Fourth Quarter 2024

Revenue decreased $12.8 million to $219.6 million, in the first quarter, compared with $232.4 million in the fourth quarter, due to a decrease in average total client assets, two less days in the quarter, and a decrease in revenue realization. GAAP operating margin contracted 580 basis points in the first quarter to 42.3%, down from 48.1% in the fourth quarter, due to a $6.6 million increase in acquisition-related costs and a $3.1 million increase in non-cash amounts recorded to the change in fair value of consideration payable for acquisitions. First quarter GAAP net income decreased 19.5% to $62.0 million, down from $76.9 million in the prior quarter. On a per-share basis, GAAP net income decreased 17.9% to $0.96 per diluted share in the first quarter, versus $1.17 per diluted share in the fourth quarter.

Adjusted net income with tax benefit decreased 7.4% to $88.1 million, or $1.36 per diluted share, in the first quarter, down from $95.1 million, or $1.45 per diluted share, in the fourth quarter. Adjusted EBITDA decreased $9.1 million to $116.4 million in the first quarter compared to $125.5 million in the fourth quarter. Adjusted EBITDA margin contracted 100 basis points in the first quarter of 2025 to 53.0% compared with 54.0% in the prior quarter primarily due to higher seasonal payroll taxes and benefits.

First Quarter 2025 Compared with First Quarter 2024

Revenue for the three months ended March 31, 2025, increased 1.7% to $219.6 million, compared with $215.9 million in the same quarter of 2024. The increase was due to higher average total client assets, partially offset by one less day in the quarter and a decrease in revenue realization. GAAP operating margin was 42.3% in the first quarter, a 300 basis point expansion from 39.3% in the same quarter of 2024. Operating expenses decreased 3.3% to $126.7 million, compared with $131.0 million in the first quarter of 2024. The decrease was primarily due to an $8.8 million decrease in amounts recorded to the change in fair value of consideration payable for acquisitions and a $3.3 million decrease in personnel compensation and benefits expense. Partially offsetting the decrease was a $7.7 million increase in acquisition-related costs. GAAP net income increased 11.3% to $62.0 million, or $0.96 per diluted share, in the first quarter compared with $55.7 million, or $0.84 per diluted share, in the same quarter of 2024.

Adjusted net income with tax benefit expanded 7.0% to $88.1 million, or $1.36 per diluted share, in the first quarter, compared with $82.3 million, or $1.25 per diluted share, in the same quarter last year. Adjusted EBITDA increased 3.6% to $116.4 million, compared with $112.4 million in the same quarter of 2024. Year-over-year, adjusted EBITDA margin expanded 90 basis points to 53.0% in the first quarter of 2025, compared with 52.1% in the same quarter last year.

Balance Sheet / Capital Management

The total debt outstanding as of March 31, 2025 was approximately $972 million and consisted of an existing term loan balance of $625 million and the 2021 Incremental Term Loans balance of $347 million.

The Company’s Board of Directors approved a regular quarterly cash dividend of $0.49 per share. The dividend is payable on June 25, 2025, to shareholders of record on June 10, 2025.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call tomorrow morning, May 9, at 8:00 a.m. ET to discuss the results. Analysts and investors may participate in the question-and-answer session. To participate in the conference call, please call 1-800-715-9871 (domestic) or 1-646-307-1963 (international), shortly before 8:00 a.m. ET and reference the Victory Capital Conference Call. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. Prior to the call, a supplemental slide presentation that will be used during the conference call will be available on the Events and Presentations page of the Company’s investor relations website. For anyone who is unable to join the live event, an archive of the webcast will be available for replay shortly after the call concludes.

About Victory Capital

Victory Capital is a diversified global asset management firm with total assets under management of $167.5 billion, and $171.4 billion in total client assets, as of March 31, 2025. The Company employs a next-generation business strategy that combines boutique investment qualities with the benefits of a fully integrated, centralized operating and distribution platform.

Victory Capital provides specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors. With 12 autonomous Investment Franchises and a Solutions Business, Victory Capital offers a wide array of investment products and services, including mutual funds, ETFs, separately managed accounts, alternative investments, third-party ETF model strategies, collective investment trusts, private funds, a 529 Education Savings Plan, and brokerage services.

Victory Capital is headquartered in San Antonio, Texas, with offices and investment professionals in the U.S. and around the world. To learn more please visit www.vcm.com or follow Victory Capital on Facebook, Twitter, and LinkedIn.

FORWARD-LOOKING STATEMENTS

This earnings release may contain forward-looking statements within the meaning of applicable U.S. federal and non-U.S. securities laws. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof and include, but are not limited to, statements regarding and the outlook for Victory Capital’s future business and financial performance. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s control and could cause Victory Capital’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: continued geopolitical uncertainty including the conflicts in Ukraine and Israel; risks associated with expected benefits of the Amundi transaction, or impact on our business of the Amundi transaction including our ability to achieve expected synergies; reductions in AUM based on investment performance, client withdrawals, difficult market conditions and other factors such as a pandemic; the nature of the Company’s contracts and investment advisory agreements; the Company’s ability to maintain historical returns and sustain its historical growth; the Company’s dependence on third parties to market its strategies and provide products or services for the operation of its business; the Company’s ability to retain key investment professionals or members of its senior management team; the Company’s reliance on the technology systems supporting its operations; the Company’s ability to successfully acquire and integrate new companies; the concentration of the Company’s investments in long-only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company’s efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company’s ability to limit employee misconduct; the Company’s ability to meet the guidelines set by its clients; the Company’s exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company’s ability to implement effective information and cyber security policies, procedures and capabilities; the Company’s substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company’s determination that Victory Capital is not required to register as an "investment company" under the 1940 Act; the fluctuation of the Company’s expenses; the Company’s ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; the level of control over the Company retained by Crestview GP; and other risks and factors listed under "Risk Factors" and elsewhere in the Company’s filings with the SEC.

Such forward-looking statements are based on numerous assumptions regarding Victory Capital’s present and future business strategies and the environment in which it will operate in the future. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as required by law, Victory Capital assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Contacts

Investors:

Matthew Dennis, CFA

Chief of Staff

Director, Investor Relations

216-898-2412

mdennis@vcm.com

Media:
Jessica Davila
Director, Global Communications
210-694-9693
jessica_davila@vcm.com

Victory Capital Holdings, Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(in thousands except per share data and percentages)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Revenue
Investment management fees	$173,301	$183,826	$169,785
Fund administration and distribution fees	46,301	48,545	46,072
Total revenue	219,602	232,371	215,857

Expenses
Personnel compensation and benefits	56,136	58,857	59,454
Distribution and other asset-based expenses	35,477	36,924	36,263
General and administrative	14,328	14,268	14,012
Depreciation and amortization	7,432	7,514	7,601
Change in value of consideration payable for acquisition of business	3,406	294	12,200
Acquisition-related costs	8,750	2,135	1,026
Restructuring and integration costs	1,165	634	492
Total operating expenses	126,694	120,626	131,048

Income from operations	92,908	111,745	84,809
Operating margin	42.3%	48.1%	39.3%

Other income (expense)
Interest income and other income	704	1,768	3,565
Interest expense and other financing costs	(13,211)	(14,657)	(16,486)
Total other expense, net	(12,507)	(13,152)	(12,921)

Income before income taxes	80,401	98,593	71,888

Income tax expense	(18,426)	(21,654)	(16,197)

Net income	$61,975	$76,939	$55,691

Earnings per share of common stock
Basic	$0.97	$1.19	$0.86
Diluted	0.96	1.17	0.84

Weighted average number of shares outstanding
Basic	63,711	64,428	64,389
Diluted	64,714	65,519	65,972

Dividends declared per share	$0.47	$0.44	$0.335

Victory Capital Holdings, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures1

(unaudited; in thousands except per share data and percentages)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Net income (GAAP)	$61,975	$76,939	$55,691
Income tax expense	(18,426)	(21,654)	(16,197)
Income before income taxes	$80,401	$98,593	$71,888
Interest expense	12,521	13,971	15,711
Depreciation	2,168	2,228	2,269
Other business taxes	922	376	369
Amortization of acquisition-related intangible assets	5,264	5,286	5,332
Stock-based compensation	1,053	1,007	1,327
Acquisition, restructuring and exit costs	13,321	3,063	14,705
Debt issuance costs	749	981	755
Adjusted EBITDA	$116,399	$125,505	$112,356
Adjusted EBITDA margin	53.0%	54.0%	52.1%

Net income (GAAP)	$61,975	$76,939	$55,691
Adjustment to reflect the operating performance of the Company
Other business taxes	922	376	369
Amortization of acquisition-related intangible assets	5,264	5,286	5,332
Stock-based compensation	1,053	1,007	1,327
Acquisition, restructuring and exit costs	13,321	3,063	14,705
Debt issuance costs	749	981	755
Tax effect of above adjustments	(5,327)	(2,679)	(5,621)
Adjusted net income	$77,957	$84,973	$72,558
Adjusted net income per diluted share	$1.20	$1.30	$1.10

Tax benefit of goodwill and acquired intangible assets	$10,141	$10,141	$9,748
Tax benefit of goodwill and acquired intangible assets per diluted share	$0.16	$0.15	$0.15

Adjusted net income with tax benefit	$88,098	$95,114	$82,306
Adjusted net income with tax benefit per diluted share	$1.36	$1.45	$1.25

1 The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

Victory Capital Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except for shares)

	March 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$175,607	$126,731
Receivables	95,823	100,667
Prepaid expenses	8,868	8,634
Investments, at fair value	34,511	35,213
Property and equipment, net	11,124	11,874
Goodwill	981,805	981,805
Other intangible assets, net	1,255,351	1,260,614
Other assets	20,397	22,053
Total assets	$2,583,486	$2,547,591

Liabilities and stockholders' equity
Accounts payable and accrued expenses	$71,064	$57,951
Accrued compensation and benefits	42,361	51,648
Consideration payable for acquisition of business	143,300	139,894
Deferred tax liability, net	163,435	157,120
Other liabilities	53,997	55,479
Long-term debt, net[1]	964,763	963,862
Total liabilities	1,438,920	1,425,954

Stockholders' equity
Common stock, $0.01 par value per share: 2025 - 600,000,000 shares authorized, 84,376,002 shares issued and 63,925,017 shares outstanding; 2024 - 600,000,000 shares authorized, 83,947,949 shares issued and 63,653,212 shares outstanding	844	839
Additional paid-in capital	756,420	752,371
Treasury stock, at cost: 2025 - 20,450,985 shares; 2024 - 20,294,737 shares	(584,051)	(574,856)
Accumulated other comprehensive income	15,707	18,683
Retained earnings	955,646	924,600
Total stockholders' equity	1,144,566	1,121,637
Total liabilities and stockholders' equity	$2,583,486	$2,547,591

1 Balances at March 31, 2025 and December 31, 2024 are shown net of unamortized loan discount and debt issuance costs in the amount of $7.4 million and $8.3 million, respectively. The gross amount of the debt outstanding was $972.2 million as of March 31, 2025 and December 31, 2024.

Victory Capital Holdings, Inc. and Subsidiaries

Total Client Assets

(unaudited; in millions)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Beginning AUM	$171,930	$176,113	$161,322
Beginning other assets[1]	4,165	4,981	5,289
Beginning total client assets	176,096	181,094	166,611

AUM net cash flows	(1,249)	(1,870)	(1,127)
Other assets net cash flows	(277)	(675)	(524)
Total client assets net cash flows	(1,526)	(2,545)	(1,651)

AUM market appreciation (depreciation)	(3,172)	(2,237)	10,178
Other assets market appreciation (depreciation)	78	(141)	352
Total client assets market appreciation (depreciation)	(3,094)	(2,378)	10,529

AUM realizations and distributions	(21)	—	—
Acquired & divested assets / Net transfers	(20)	(76)	(31)

Ending AUM	167,468	171,930	170,342
Ending other assets	3,967	4,165	5,117
Ending total client assets	171,435	176,096	175,459
Average total client assets[2]	177,849	180,104	168,865

1 Includes low-fee (2 to 4 bps) institutional assets, previously reported in the Solutions asset class within the by asset class table and in Separate Accounts and Other Pooled Vehicles within the by vehicle table. These assets are included as part of Victory’s Regulatory Assets Under Management reported in Form ADV Part 1.

2 For the three-month periods ending March 31, 2025, December 31, 2024 and March 31, 2024 total client assets revenue realization was 50.1 basis points, 51.3 basis points and 51.4 basis points, respectively.

Victory Capital Holdings, Inc. and Subsidiaries

Total Assets Under Management1

(unaudited; in millions)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Beginning assets under management	$171,930	$176,113	$161,322
Gross client cash inflows	9,486	6,793	7,187
Gross client cash outflows	(10,736)	(8,663)	(8,314)
Net client cash flows	(1,249)	(1,870)	(1,127)
Market appreciation (depreciation)	(3,172)	(2,237)	10,178
Realizations and distributions	(21)	—	—
Acquired & divested assets / Net transfers	(20)	(76)	(31)
Ending assets under management	167,468	171,930	170,342
Average assets under management	173,789	175,741	163,533

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

Victory Capital Holdings, Inc. and Subsidiaries

Other Assets (Institutional)1

(unaudited; in millions)

	For the Three Months
	March 31,	December 31,	March 31,
	2025	2024	2024
Beginning other assets (institutional)	$4,165	$4,981	$5,289
Gross client cash inflows	—	—	—
Gross client cash outflows	(277)	(675)	(524)
Net client cash flows	(277)	(675)	(524)
Market appreciation (depreciation)	78	(141)	352
Realizations and distributions	—	—	—
Acquired & divested assets / Net transfers	—	—	—
Ending other assets (institutional)	3,967	4,165	5,117
Average other assets (institutional)[2]	4,060	4,363	5,332

1 Includes low-fee (2 to 4 bps) institutional assets, previously reported in the Solutions asset class within the by asset class table and in Separate Accounts and Other Pooled Vehicles within the by vehicle table. These assets are included as part of Victory’s Regulatory Assets Under Management reported in Form ADV Part 1.

2 For the three-month periods ending March 31, 2025, December 31, 2024 and March 31, 2024 total other assets (institutional) revenue realization was 3.4 basis points, 3.2 basis points and 3.5 basis points, respectively.

Victory Capital Holdings, Inc. and Subsidiaries

Total Assets Under Management by Asset Class

(unaudited; in millions)

For the Three Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.		Alternative	Total	Money Market /	Total
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Investments	Long-term	Short-term	AUM[1]
March 31, 2025
Beginning assets under management	$30,584	$14,785	$24,402	$14,148	$19,095	$62,593	$2,980	$168,586	$3,344	$171,930
Gross client cash inflows	1,098	445	928	82	2,137	4,363	256	9,309	177	9,486
Gross client cash outflows	(1,733)	(847)	(1,545)	(469)	(3,251)	(2,318)	(351)	(10,514)	(222)	(10,736)
Net client cash flows	(635)	(402)	(617)	(386)	(1,114)	2,045	(96)	(1,205)	(44)	(1,249)
Market appreciation (depreciation)	(979)	(1,194)	328	(630)	396	(1,202)	79	(3,202)	30	(3,172)
Realizations and distributions	—	—	—	—	—	—	(21)	(21)	—	(21)
Acquired assets / Net transfers	(6)	(7)	44	(27)	(44)	(57)	2	(94)	75	(20)
Ending assets under management	$28,964	$13,182	$24,157	$13,104	$18,334	$63,378	$2,945	$164,064	$3,404	$167,468

December 31, 2024
Beginning assets under management	$32,333	$15,591	$25,081	$14,239	$19,752	$62,544	$3,178	$172,720	$3,393	$176,113
Gross client cash inflows	1,163	393	987	75	1,535	2,291	170	6,615	178	6,793
Gross client cash outflows	(1,881)	(1,215)	(1,391)	(413)	(1,023)	(2,037)	(384)	(8,344)	(319)	(8,663)
Net client cash flows	(718)	(822)	(404)	(338)	513	254	(214)	(1,729)	(140)	(1,870)
Market appreciation (depreciation)	(1,008)	21	(342)	279	(1,143)	(100)	13	(2,279)	43	(2,237)
Realizations and distributions	—	—	—	—	—	—	—	—	—	—
Acquired assets / Net transfers	(24)	(6)	66	(32)	(26)	(105)	3	(125)	48	(76)
Ending assets under management	$30,584	$14,785	$24,402	$14,148	$19,095	$62,593	$2,980	$168,586	$3,344	$171,930

March 31, 2024
Beginning assets under management	$30,604	$15,959	$24,355	$12,635	$16,772	$54,296	$3,431	$158,051	$3,271	$161,322
Gross client cash inflows	1,371	507	1,298	68	1,090	2,165	452	6,952	236	7,187
Gross client cash outflows	(1,845)	(925)	(1,367)	(332)	(751)	(2,410)	(349)	(7,980)	(335)	(8,314)
Net client cash flows	(474)	(418)	(69)	(264)	339	(245)	103	(1,028)	(99)	(1,127)
Market appreciation (depreciation)	2,795	801	176	1,555	1,133	3,749	(75)	10,135	42	10,178
Realizations and distributions	—	—	—	—	—	—	—	—	—	—
Acquired assets / Net transfers	(7)	(45)	18	(31)	(44)	33	5	(69)	38	(31)
Ending assets under management	$32,918	$16,297	$24,481	$13,895	$18,200	$57,833	$3,465	$167,089	$3,253	$170,342

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Vehicle

(unaudited; in millions)

For the Three Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds[1]	ETFs[2]	Vehicles[3]	Total AUM[4]
March 31, 2025
Beginning assets under management	$113,645	$7,508	$50,777	$171,930
Gross client cash inflows	3,323	3,061	3,102	9,486
Gross client cash outflows	(6,328)	(251)	(4,156)	(10,736)
Net client cash flows	(3,006)	2,810	(1,053)	(1,249)
Market appreciation (depreciation)	(2,243)	(50)	(880)	(3,172)
Realizations and distributions	—	—	(21)	(21)
Acquired assets / Net transfers	(5)	(15)	—	(20)
Ending assets under management	$108,392	$10,253	$48,823	$167,468

December 31, 2024
Beginning assets under management	$117,044	$6,694	$52,375	$176,113
Gross client cash inflows	3,545	1,167	2,082	6,793
Gross client cash outflows	(5,865)	(130)	(2,667)	(8,663)
Net client cash flows	(2,320)	1,036	(586)	(1,870)
Market appreciation (depreciation)	(1,063)	(146)	(1,028)	(2,237)
Realizations and distributions	—	—	—	—
Acquired assets / Net transfers	(15)	(76)	15	(76)
Ending assets under management	$113,645	$7,508	$50,777	$171,930

March 31, 2024
Beginning assets under management	$108,802	$4,970	$47,551	$161,322
Gross client cash inflows	4,303	451	2,434	7,187
Gross client cash outflows	(5,956)	(449)	(1,909)	(8,314)
Net client cash flows	(1,653)	2	525	(1,127)
Market appreciation (depreciation)	6,796	215	3,167	10,178
Realizations and distributions	—	—	—	—
Acquired assets / Net transfers	(48)	43	(26)	(31)
Ending assets under management	$113,897	$5,229	$51,217	$170,342

1 Includes institutional and retail share classes, money market and VIP funds.

2 Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.

3 Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.

4Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

Information Regarding Non-GAAP Financial Measures

Victory Capital uses non-GAAP financial measures referred to as Adjusted EBITDA and Adjusted Net Income to measure the operating profitability of the Company. These measures eliminate the impact of one-time acquisition, restructuring and integration costs and demonstrate the ongoing operating earnings metrics of the Company. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to assess the operating performance of the Company.

Adjusted EBITDA

Adjustments made to GAAP Net Income to calculate Adjusted EBITDA, as applicable, are:

•
Adding back income tax expense;
•
Adding back interest paid on debt and other financing costs, net of interest income;
•
Adding back depreciation on property and equipment;
•
Adding back other business taxes;
•
Adding back amortization expense on acquisition-related intangible assets;
•
Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of equity grants related to the IPO;
•
Adding back direct incremental costs of acquisitions, including restructuring costs;
•
Adding back debt issuance cost expense;
•
Adjusting for earnings/losses on equity method investments.

Adjusted Net Income

Adjustments made to GAAP Net Income to calculate Adjusted Net Income, as applicable, are:

•
Adding back other business taxes;
•
Adding back amortization expense on acquisition-related intangible assets;
•
Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of any equity grants related to the IPO;
•
Adding back direct incremental costs of acquisitions, including restructuring costs;
•
Adding back debt issuance cost expense;
•
Subtracting an estimate of income tax expense applied to the sum of the adjustments above.

Tax Benefit of Goodwill and Acquired Intangible Assets

Due to Victory Capital’s acquisitive nature, tax deductions allowed on acquired intangible assets and goodwill provide it with additional significant supplemental economic benefit. The tax benefit of goodwill and intangible assets represent the tax benefits associated with deductions allowed for intangible assets and goodwill generated from prior acquisitions in which the Company received a step-up in basis for tax purposes. Acquired intangible assets and goodwill may be amortized for tax purposes, generally over a 15-year period. The tax benefit from amortization on these assets is included to show the full economic benefit of deductions for all acquired intangible assets with a step-up in tax basis.